SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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SYS
(Name of Registrant as Specified in Its Charter)

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SYS
9620 Chesapeake Drive
San Diego, California 92123
(858) 715-5500

NOTICE OF THE 2001 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JANUARY 16, 2002

To the Holders of Common Stock of SYS:

    The 2001 Annual Meeting of Shareholders of SYS (the "Company") will be held at the Four Points Sheraton Hotel, 8110 Aero Drive, San Diego, California on Wednesday, January 16, 2002, at 1:00 p.m., local time, to consider the following business:

    1.     To elect a Board of nine Directors to serve for the ensuing year and until their respective successors are elected; and

    2.     To approve the appointment of J.H. Cohn LLP, public accountants, as independent public auditors to examine the accounts of the Company for Fiscal Year 2002; and

    The Board of Directors has fixed November 16, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the 2001 Annual Meeting of Shareholders and at any adjournment thereof.

    All Shareholders are cordially invited to attend the 2001 Annual Meeting of Shareholders in person. Whether or not you plan to attend, please date, sign, and promptly return the enclosed Proxy in the enclosed self-addressed envelope in order that your shares are represented at this meeting and to ensure a quorum. If you are able to attend in person, we will cancel the Proxy at your request.

                                                                                                        By Order of the Board of Directors

                                                                                                        /s/ Michael W. Fink

San Diego, California                                                                       Michael W. Fink
November 27, 2001                                                                        Secretary

SYS
PROXY STATEMENT

GENERAL INFORMATION

    The accompanying proxy is solicited by and on behalf of the Board of Directors of SYS (the "Company") to be used at the 2001 Annual Meeting of Shareholders to be held at the Four Points Sheraton Hotel, 8110 Aero Drive, San Diego, California on Wednesday, January 16, 2001, at 1:00 p.m., local time. The approximate mailing date of this proxy statement and the accompanying proxy and annual report is December 7, 2001.

    When the enclosed proxy is properly executed and returned, the shares it represents will be voted at the 2001 Annual Meeting of Shareholders in accordance with any directions noted thereon. If no direction is indicated, the shares it represents will be voted in favor of the proposals set forth in the notice attached hereto. Any shareholder signing and delivering a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company an instrument revoking it, or a duly executed proxy bearing a later date. Any shareholder attending the meeting in person may withdraw his or her proxy and vote his or her shares.

    The cost of the solicitation of proxies will be borne by the Company. Solicitations will be made only by mail provided, however, that, if necessary, officers and regular employees of the Company may make solicitations of proxies personally or by telephone or telegram, but such persons will not be specially compensated for such services. The Company may also reimburse brokers, banks, custodians, nominees and fiduciaries holding stock in their names or in the names of their nominees for their reasonable charges and expenses in forwarding proxies and proxy material to the beneficial owners of such stock.

VOTING RIGHTS

    The only voting securities of the Company consists of Common Stock. Holders of record of Common Stock on November 16, 2001 will be entitled to vote at the 2001 Annual Meeting of Shareholders. On that date, there were 4,323,510 shares of Common Stock outstanding. Each share is entitled to one vote on all matters to come before the meeting, except that cumulative voting may be used in the election of directors. Under California law, each shareholder may cumulate his votes for candidates placed in nomination prior to the voting for directors. Under cumulative voting, each shareholder may vote for a single candidate, or distribute votes among the candidates as such shareholder chooses, a number of votes equal to the number of candidates (nine (9) at this meeting) multiplied by the number of shares held by such shareholder. Cumulative voting will apply only to those candidates whose names have been placed in nomination prior to voting. No shareholder shall be entitled to cumulate votes unless the shareholder has given notice at the meeting, prior to the voting, of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder gives such notice, all shareholders must cumulate their votes for candidates in nomination, except to the extent that a shareholder withholds votes from the nominees. The proxy holders named in the accompanying form of proxy, in their sole discretion, will vote such proxy for, and, if necessary, exercise cumulative voting rights with complete discretion in voting the shareholder's shares. Directors shall be elected by a plurality of the votes cast.

ELECTION OF DIRECTORS

    At the 2001 Annual Meeting of Shareholders, nine directors are to be elected. Each director will serve until the next Annual Meeting and until his successor has been elected and qualified. All of the nominees described in this Proxy Statement are currently serving as members of the Board of Directors. The Company knows of no reason why the nominees would not be available for election and would not be able to serve.

    In the absence of instructions to the contrary, the shares represented by the proxies delivered to the Board of Directors will be voted for the nine nominees for election as Directors of the Company. If any such nominee should decline or become unable to serve as a director for any reason, votes will be cast instead for a substitute nominee, if any, designated by the Board of Directors or, if none is so designated, will be cast according to the judgment in such matters of the person or persons voting the Proxy.

    Proxies solicited by the Board of Directors cannot be voted for more than nine nominees for directors.

    The table immediately below contains pertinent information concerning the nominees and is followed by a brief biography of each nominee:

			Date Elected	Other
Name	Age	Principal Occupation	Director	Directorships
John M. Burns	54	President and CEO,	Nov. 20, 2001	Primary Funding Corp.; Scripps
		Power Partners International, Inc.		Ventures; and Power Partners
Clifton L. Cooke, Jr.	55	Vice President for Corporate	Nov. 20, 2001	None
		Development of the Company
David A. Derby	60	Consultant	Nov. 20, 2001	AML Communications; Corporate
				Directors Forum; and Fellowship Center
Zoltan A. Harasty	71	Consultant	Jan. 19, 2000	None
Lawrence L. Kavanau	75	Consultant	Nov. 20, 2001	None
Kameron W. Maxwell	65	Consultant	Sep. 21, 1999	None
W. Gerald Newmin	64	Chairman, Chief Executive	Oct. 19, 1993	Exten Industries, Inc.;
		Officer and Chief Financial		Corporate Directors Forum; and
		Officer of the Company		Corporate Governance Institute
Charles E. Vandeveer	60	Sr. Vice President, Oxnard	Mar. 21, 1997	Naval Construction Battalion
		Operations of the Company		Center Credit Union
Charles H. Werner	74	Consultant	Mar. 6, 1989	None

    John M. Burns was elected to the Board of Directors as of November 20, 2001. Mr. Burns is currently President and CEO of Power Partners International, Inc. a power plant development firm with projects on Kauai, Saipan and elsewhere. In addition Mr. Burns is Chairman and CEO of Scripps Ventures, Inc. a San Diego based investment company, a position he has held since 1990. Prior to these positions he was Vice President and headed the most profitable business unit of Management Analysis Company, a $40 million technical and business consulting firm with clients that included Pacific Gas & Electric, San Diego Gas & Electric Company, Merrill Lynch, Raytheon, World Bank, Fulbright & Jaworski, Steptoe & Johnson, US DOE, US EPA, and dozens of others. Mr. Burns has also held various positions with San Diego Gas & Electric Company where for periods he headed the R&D Committee, a comprehensive company wide Management Audit, the Licensing and Environmental Department, and legal and engineering positions. Mr. Burns currently serves on three boards in addition to SYS, including Primary Funding Corp., a financial services firm, Scripps Ventures and Power Partners. In addition he has served on the Board of MediCredit, a Long Beach based provider of financing for medical services. Mr. Burns served in the U.S. Navy, Civil Engineering Corps, from 1969 to 1972. Mr. Burns holds a BS in Civil Engineering from Worcester Polytechnic Institute and a Juris Doctorate from University of San Diego. In addition Mr. Burns has served as a Board Member or fundraiser for various civic and philanthropic organizations including currently the Kauai Economic Development Board.

    Clifton L. Cooke, Jr. was elected to the Board of Directors as of November 20, 2001. Mr. Cooke is Vice President for Corporate Development. Mr. Cooke was Executive Vice President of Titan Corporation, a billion dollar diversified technology company. Mr. Cooke's responsibilities at Titan were to maximize the commercial success of Titan's defense based technologies. In addition to his corporate responsibilities, Mr. Cooke was the general manager and CEO of the $170 million Titan Technologies Division. Mr. Cooke was founder and CEO of VisiCom Laboratories, which grew to over $50 million in revenue. VisiCom provides embedded real time products and services to its customers in industry and government. While at VisiCom, Mr. Cooke acquired six small companies that contributed significantly to revenue growth. VisiCom revenues are equally divided between products and services with 55% of sales to industry giants such as Kodak, Siemans, Motorola, Lockheed, Raytheon, Flight Safety, Boeing, Smith-Barney, Merrill Lynch, and Sun Microsystems. Prior to starting VisiCom in 1988, Mr. Cooke was founder and CEO of Advanced Digital Systems (ADS). ADS focused on providing engineering services for DoD satellite programs. Mr. Cooke received his BA degree in Applied Physics and Information Science from the University of California, San Diego.

    David A. Derby was elected to the Board of Directors as of November 20, 2001. Mr. Derby is a business consultant serving NYSE and NASDAQ listed public corporations as well as private business ventures and nonprofit service organizations. A founder of Datron Systems Incorporated, Mr. Derby was its president and CEO from 1982 until 1997. From1997 until 2001 Mr. Derby served as chairman, president and CEO. During his tenure the company completed two public offerings, made several acquisitions, funded and later sold a new venture, sold a number of product lines and successfully brought to market a line of consumer products derived from military technology. In September 2001, Mr. Derby negotiated the sale of Datron to The Titan Corporation through a tax-free exchange of stock. Since 1995 Mr. Derby has served on the board of directors, chaired the audit committee, and served on the compensation committee of AML Communications, (NASDAQ: AMLJ) a wireless communications company headquartered in Camarillo, Ca. He also is a member of the board of directors of The Corporate Directors Forum, a nonprofit organization dedicated to better corporate governance through better education of directors. In 1996 Mr. Derby joined the board of The Fellowship Center, a residential, social model recovery facility for the treatment of addiction to alcohol and other drugs. He was elected president of that board in 2000. Mr. Derby provided technical services and training to NASA field engineering personnel in the Canary Islands during NASA's Gemini Program, served in the US Navy from 1959 to 1962 and studied engineering at California State University, Northridge.

    Mr. Zoltan A. "Walt" Harasty is a graduate of the Stanford Law School, was legal counsel to the Company at the time of its formation and initial public offering and was elected to the Board of Directors on January 19, 2000 to serve the term of Lawrence L. Kavanau, who resigned his seat on January 19, 2000. Mr. Harasty had previously served as a director of the Company from April 14, 1994 to March 21, 1997. Mr. Harasty is a Corporate Counsel with in-depth experience of over 40 years in securities transactions, SEC filings, stock exchange listings, corporate financing and in almost every area of security law. His experience was gained both as a Corporate General Counsel and as a partner in Tremaine and Shenk and Managing Partner of McDonald, Halsted & Laybourne. He was General Counsel and Vice President, Expansion for Carrows Restaurants and also acted as Special Counsel to Collins Foods International (Sizzler Restaurants and the then largest franchisee of KFC). He was General Counsel of Malibu Grand Prix Corporation with 42 subsidiaries operating nationwide amusement centers featuring miniature racing cars, video games and miniature golf. Prior to the time of his retirement in 1998, Mr. Harasty was a principal in Boardroom Counselors, a management consulting firm specializing in small business capital formation. With his knowledge of NASD, SEC, security dealers, financing, public offerings, private placements, bank financing and real estate matters, Mr. Harasty brings significant legal and business expertise to the Company's Board of Directors and helps in its growth.

    Lawrence L. Kavanau, Ph.D. was re-elected to the Board of Directors as of November 20, 2001. Dr. Kavanau is the Founder of the Company. He served as President of the Company from the Company's formation in 1966 until June 1975. He has served as a Director of the Company from 1966 to 2000. He was elected Chairman of the Board, Chief Executive Officer and Chief Financial Officer by the Board of Directors on November 19, 1993 and remained Chairman until March 21, 1997, and CEO until August 1, 1997. On August 26, 1998, the Company's Board of Directors established an Office of the Chief Executive (OCE), Dr. Kavanau was one of three Principal Executives of this office, which was discontinued on October 21, 1998. From June 1975 to November 1993, he was a business and management consultant and Principal Associate of Kavanau & Associates. He served as Corporate Secretary for the Company from June 25, 1992 to November 19, 1993. From January 1989 to December 1992, he was President of Golf Lake Development, Inc. He was Chairman and Chief Executive Officer of Team Austin, Inc., a computer software and contract programming company located in San Diego, until December 1988. From February 1978 to February 1980, Dr. Kavanau also was Executive Vice President and Chief Financial Officer of Spatial, Inc., a manufacturer of pre-amplifiers. From August 1978 to January 1985, Dr. Kavanau was President of SKC Research, Inc., a company engaged in contracted research. Dr. Kavanau was a member of the Board of Directors of SKC Research, Inc. from August 1978 to February 1986. He was a member of the group which, in 1956, formed Aeronutronics Division of Ford Motor Company. He subsequently served in the Department of Defense responsible for DOD's interests in space research and development activities and was the Department's principal liaison with NASA. Prior to his founding of the Company, he was Executive Vice President - Technical of the North American Aviation (now Rockwell International) Space and Information Systems Division, and Assistant to the President, North American Aviation.

    Kameron W. Maxwell, Ph.D. was elected to the Board of Directors as of September 21, 1999. Dr. Maxwell is currently a consultant to various biotechnology and contract research companies. He held various positions at the Veterans Administration Hospital in Salt Lake City, both in the clinical laboratory and research departments as well as having a teaching appointment in the Microbiology department at the University of Utah College of Medicine. After leaving Salt Lake City he took a position with Baxter Travenol's Hyland Division in Costa Mesa, California. While at Hyland, he held a number of positions in the Research and Development department with the most recent being that of Director. In this position he supervised a large group of scientists and coordinated research both within the company and with outside academic collaborators. Dr. Maxwell left Baxter and held the position of Director of Research and Development at Newport Pharmaceuticals. In this capacity he was responsible for the research, development and registration of a new chemical entity. Dr. Maxwell was president and co-founder of Americal Pharmaceuticals Inc., a company that manufactured, imported and distributed sterile liquid pharmaceutical products. These products were predominately used in the treatment of cancer (generic oncology products) and ophthalmic conditions. Following the Americal position, Dr. Maxwell held various positions at Genta Inc. The most recent being that of Sr. Vice President of Pharmaceuticals Operations. Dr. Maxwell has had extensive experience in the regulatory affairs arena and is RAC certified. He has established numerous working relationships with universities and contract service organizations, and has researched, developed and marketed numerous products ranging from diagnostics through prescription pharmaceuticals. He is a member of The American Academy of Dermatology, The Regulatory Affairs Professional Society, the American Society for Microbiology, the Drug Information Association, the American Association of Pharmaceutical Scientists, the Controlled Release Society and other scientific and professional organizations. Dr. Maxwell brings to the Company his knowledge and experience in start up financing, research and development, strategic planning and management, operations, product and process quality and securing product regulatory approvals. Dr. Maxwell's education consists of a Ph.D., Immunology, Minor, Histology, University of Utah; an M.S., Microbiology, Minor, Parasitology, University of Utah and a B.S., Bacteriology, University of Utah.

    Mr. W. Gerald Newmin was elected to the Board of Directors as of October 19, 1993. On October 21, 1998, Mr. Newmin was elected as interim Chairman of the Board and Chief Executive Officer of the Company. On January 20, 1999, Mr. Newmin was elected Chief Executive Officer and Chief Financial Officer of the Company. On January 19, 2000, Mr. Newmin was elected Chairman of the Board, Chief Executive Officer and Chief Financial Officer of the Company. Mr. Newmin served as Corporate Secretary from December 10, 1993 to January 20, 1999. Mr. Newmin also serves as Chairman and Chief Executive Officer of Exten Industries, Inc., a publicly held bio-medical company and on the Board of two non-profit organizations, the Corporate Directors Forum and the Corporate Governance Institute. He was President of HealthAmerica Corp. which grew to over $500 million annually and the company was the first in its industry to be listed on the New York Stock Exchange. Mr. Newmin was President of The International Silver Company, a diversified multi-national manufacturing company which he restructured. He was Vice President and Regional Director for American Medicorp, Inc. In this capacity Mr. Newmin was responsible for the management of 23 acute care hospitals located throughout the Western United States. Mr. Newmin was instrumental in Whittaker Corporation's entry into both the United States and International health care markets and participated in numerous acquisitions. At Whittaker, Mr. Newmin has held various other senior executive positions, including those of Chief Executive Officer of Whittaker's Production Steel Company, Whittaker Textiles Corporation, Whittaker's Marine Group consisting of Bertram Yacht, Columbia Yacht and Trojan Yacht Corporations. Mr. Newmin holds a Bachelors degree in Accounting from Michigan State University.

    Mr. Charles E. Vandeveer was elected to the Board of Directors on March 21, 1997. Mr. Vandeveer is the Company's Executive Vice President and coordinates the Company's contractual endeavors with the United States Navy. Mr. Vandeveer has held various management, supervisory, administrative and project positions since he joined the Company is 1987. He is a retired Commander, United States Navy, Supply Corps. Mr. Vandeveer served as a Director of Naval Supply Centers and Supply Annexes, managing material operations and ship repairable programs. He was also a Ship Superintendent/Type Desk Officer, responsible for coordinating Naval Shipyard repairs and overhauls. Mr. Vandeveer has brought his valuable Navy experience to the Company and has put it to work expanding the Company's presence in the Oxnard area. He has organized and directed large scale management studies and supervised subcontractors with various firms. Mr. Vandeveer received his Bachelors degree in Agricultural Industries from Southern Illinois University in 1963, and has held a Designated Financial Planner Certification from UCLA since 1989.

    Mr. Charles H. Werner was elected to the Board of Directors on March 6, 1989. On August 26, 1998, the Company's Board of Directors established an Office of the Chief Executive (OCE), Mr. Werner was one of the three Principal Executives of this office, which was discontinued on October 21, 1998. Mr. Werner has been an independent consultant since August 1995 when he resigned his position with the Company as President - Administration, which position he held since November 1993. From August 1992 to November 1993 he was President and Chief Operating Officer. From January 1992 to August 1992 Mr. Werner was President, and from March 1989 to January 1991 he served as the Company's President, Chief Executive Officer and Chief Financial Officer. Prior to joining the Company, he served as Executive Vice President of Arrowsmith Industries, Inc., a wholly owned subsidiary of KDT Industries, Inc., of Austin, Texas. In 1986 and 1987, Mr. Werner served as a consultant to the Strategic Defense Initiative Organization in Washington, D.C. Previously, he had been a management consultant; Vice President of Marketing and Advanced Programs for Convair, San Diego, California; Executive Vice President, Defense Systems, Emerson Electric Company; and Vice President and Chief Operating Officer of SSP Industries, Inc., Burbank, California. He received his engineering degrees from Washington University in St. Louis, Missouri and Ohio State University in Columbus, Ohio.

The Board of Directors and management recommend that Shareholders vote for all nominees named above.

    There is no family relationship between any of the directors and executive officers of the Company, except for the following. The Company's wholly owned subsidiary, Testmasters, Inc., was owned by Larry Cooke. Larry Cooke remains Testmasters' President. Cliff Cooke is an employee of the Company and is Larry Cooke's brother. Testmasters has a note payable outstanding to Cliff Cooke. Cliff Cooke is not an officer of the Company, but was elected to the Board of Directors on November 20, 2001.

AFFILIATE TRANSACTIONS AND RELATIONSHIPS

    During the year ended June 30, 2001, the Board of Directors granted stock purchase options to three outside directors exercisable at various prices per share. Some of these purchase options contain certain buyback provisions which become effective in the event of termination of directorship.

    The Company had a Letter of Intent (LOI) to merge with High Technology Solutions, Inc. (HTS). The LOI has expired and there is no intent at this time to proceed with merger discussions with HTS.

    On September 14, 2001, the Company issued 84,229 shares of common stock to the Company's 401(k)/Employee Stock Ownership Plan. These shares were part of the Company's contribution to the employees for 2001.

    On September 14, 2001, the Company issued 11,904 shares of common stock to three of the Company's directors (Zoltan Harasty, 3,571; Kameron Maxwell, 4,365 and Charles Werner, 3,968) for services rendered. These shares were part of the directors' compensation for 2001.

    On October 15, 2001, two Company employees each exercised stock options of 5,000 shares of common stock, a total of 10,000 shares.

    As of November 13, 2001, two officers of the Company exercised stock options totaling 90,000 shares of common stock (Charles E. Vandeveer, 40,000 and Michael W. Fink, 50,000). The Company loaned Messrs. Vandeveer and Fink the funds required to exercise their stock options; the total amount loaned is less than $60,000 individually. On the same day, one other Company employee exercised a stock option for 1,000 shares of common stock.

    On November 15, 2001, the Company's Chairman and CEO, W. Gerald Newmin, exercised stock options totaling 13,645 shares of common stock.

    On October 3, 2001, the Company entered into an agreement with Scripps Ventures, Inc. in which Scripps Ventures will act as a finder while assisting the Company in the raising of capital through a Private Placement offering (the "Offering"), a maximum of $1,500,000 was authorized by the Board at their September 26, 2001 meeting. The Offering consists of 30 units priced at $50,000 each. Each buyer of a unit will receive 25,000 shares of Company common stock and a three year convertible note for $25,000. The note is convertible at $1.00 per share and pays 10% interest. The Company has successfully raised $1,500,000 through November 16, 2001, and the Board of Directors amended the plan at their meeting on November 20 by increasing the maximum amount to $2,000,000. The raised capital will be used by the Company to continue its growth. As of November 16, 2001, this private placement added 750,000 shares of common stock to those outstanding.

    Section 16(a) Beneficial Ownership Reporting Compliance. Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules issued thereunder, the Company's executive officers and directors are required to file with the SEC reports of ownership and changes in ownership of the Common Stock. Based solely on its review of the copies of such reports furnished to the Company, or written representations that no reports were required, the Company believes that, during Fiscal Year 2001, its executive officers and directors complied with Section 16(a) requirements.

    Pursuant to the reporting requirements of Item 404(c) of Regulation S-K, no officer or director of the Company is indebted to the Company in an amount in excess of $60,000.

    The term of office for a director runs until the next annual meeting of shareholders and until a successor has been elected and qualified. The term of office for each executive officer runs until removal by the Board of Directors or election and qualification of his successors.

SELECTION OF INDEPENDENT AUDITORS

    Management recommends appointment of J.H. Cohn LLP as the Company's independent auditors for the Company's 2002 fiscal year (commencing July 1, 2001) and nominates that firm for selection at the 2001 Annual Meeting of Shareholders. A representative of J.H. Cohn LLP is expected to be present at the meeting, with the opportunity to make a statement if they desire to do so, and to respond to appropriate questions.

GENERAL

    The Board of Directors held ten scheduled meetings during the fiscal year ended June 30, 2001: July 19, 2000, September 20, 2000, November 9, 2000, January 17, 2001, February 23, 2001, March 12, 2001, April 17, 2001, May 3, 2001, May 18, 2001 and June19, 2001. A quorum was reached at each of these meetings.

    The SYS Audit Committee has adopted a Charter. This Charter was distributed with the Company's proxy statement filed for its Annual Meeting held on January 17, 2001.

REMUNERATION

    The following is a table showing the remuneration paid by the Company during its fiscal year ended June 30, 2001 for services in all capacities to the Chief Executive Office and each officer, the sum of whose cash-equivalent forms of remuneration during such year exceeded $100,000, and the remuneration paid during each year to all officers as a group:

Cash and Cash-Equivalent
Forms of Remunerations

		Annual Compensation
Name and Principal Position	Fiscal Year	Salary	Other
W. Gerald Newmin Chairman, CEO, CFO Michael W. Fink Sr. Vice President Kenneth D. Regan Sr. Vice President Charles E. Vandeveer Sr. Vice President	2001	$156,667 $104,682 $114,403 $104,680	None None None None
All Executive Officers (5) as a Group	2001	$499,962	None

    During Fiscal Year 2001, each Director of the Company (excluding full time executive officers) received stock options for Company common stock (see below for amounts and stock option prices) plus approved expenses per month. During the last year, the Board of Directors of the Company held ten Board of Director meetings. Directors serve as chairmen or members of standing committees of the Board of Directors and may meet in these capacities at times other than those designated for meetings of the Board.

The following is a list of common stock options outstanding to directors and officers as of June 30, 2001:

Name and Title	Grant Date	# of shares	Option Price	Expiration Date
Mowry - Former Director	05/21/97	12,513	$0.47	03/21/04
Anderson - Former Director	11/19/97	12,000	$0.75	11/19/03
Carroll - Former Director	11/19/97	12,000	$0.75	11/19/03
Mowry - Former Director	11/19/97	12,000	$0.75	11/19/03
Newmin - Director	11/19/97	12,000	$0.75	11/19/03
Werner - Director	11/19/97	12,000	$0.75	11/19/03
Wood - Former Director	11/19/97	9,800	$0.75	11/19/03
Anderson - Former Director	09/01/98	5,000	$0.68	09/01/04
Carroll - Former Director	09/01/98	5,000	$0.68	09/01/04
Mowry - Former Director	09/01/98	12,000	$0.68	09/01/04
Newmin - Director	09/01/98	1,645	$0.68	09/01/04
Werner - Director	09/01/98	12,000	$0.68	09/01/04
Wood - Former Director	09/01/98	5,000	$0.68	09/01/04
Harasty - Director	09/01/99	5,387	$0.625	09/01/05
Maxwell - Director	09/01/99	9,300	$0.625	09/01/05
Mowry - Former Director	09/01/99	700	$0.625	09/01/05
Werner - Director	09/01/99	10,000	$0.625	09/01/05
Maxwell -Director	09/21/99	25,000	$1.00	09/21/06
Harasty - Director	09/30/00	3,000	$0.88	09/30/03
Maxwell - Director	09/30/00	4,000	$0.88	09/30/03
Werner - Director	09/30/00	3,500	$0.97	09/30/03
Harasty - Director	12/31/00	1,000	$0.67	12/31/03
Maxwell - Director	12/31/00	1,000	$0.67	12/31/03
Werner - Director	12/31/00	1,000	$0.74	12/31/03
Harasty - Director	03/31/01	3,000	$0.94	03/31/04
Maxwell - Director	03/31/01	3,000	$0.94	03/31/04
Werner - Director	03/31/01	3,000	$1.03	03/31/04
Harasty - Director	06/30/01	4,500	$1.13	06/30/04
Maxwell - Director	06/30/01	4,500	$1.13	06/30/04
Werner - Director	06/30/01	4,500	$1.24	06/30/04

Vandeveer -Officer	06/03/98	60,000	$0.71	06/03/03
Fink - Officer	06/03/98	50,000	$0.71	06/03/03
Regan - Officer	05/01/01	90,000	$1.00	05/01/06
Gagnon - Officer	05/07/01	40,000	$1.00	05/07/06
Vandeveer -Officer	06/19/01	40,000	$1.25	06/19/06
Fink - Officer	06/19/01	25,000	$1.25	06/19/06

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

    The following information is furnished as of June 30, 2001 for each director, all directors and officers as a group, and each stockholder who is known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock:

Title Of Class	Name & Address of Beneficial Owner	Office, If Any	Amount & Nature of Beneficial Ownership [1]	Percent of Class [2]
Common Stock Without Par Value	Charles H. Werner P.O. Box 1966 Rancho Santa Fe, CA 92067	Director	743,566 [3]	21.8%
	Lawrence L. Kavanau 3320-140 Caminito East Bluff La Jolla, CA 92037	None	298,189 (Direct) 162,333 (As Trustee or Executor, With Voting Rights)	13.7%
	W. Gerald Newmin 48 Admiralty Cross Coronado, CA 92118	Chairman, Chief Executive Officer, Chief Financial Officer	286,324 [4]	8.5%
	Charles E. Vandeveer 8203 Tiara Drive Ventura, CA 93004	Director, Sr. Vice President, Oxnard Operations	219,616 [5]	6.3%
	Larry W. Cooke 5801 Jeffries Ranch Road Oceanside, CA 92057	President, Testmasters, Inc., a wholly owned subsidiary of Company	200,000	6.0%
	Michael W. Fink 3410 Bangor Place San Diego, CA 92106	Sr. Vice President, Finance and Adm., Secretary	121,980 [6]	3.6%
	Kenneth D. Regan 1404 Camino Lujan San Diego, CA 92111	Sr. Vice President, San Diego Operations	93,000 [7]	2.7%
	Kameron W. Maxwell P.O. Box 3736 Rancho Santa Fe, CA 92067	Director	46,800 [8]	1.4%
	Zoltan A. Harasty 918 Hornbeck Place Solvang, CA 93463	Director	43,594 [9]	1.2%
	Linda E. Gagnon 1600 S. Eads Street Arlington, VA 22202	Sr. Vice President, East Coast Operations	40,000 [10]	1.2%
	All Directors and Officers as a Group		1,359,780 [11]	47.4%

1     To the best knowledge of the Company, each of the beneficial owners listed herein has direct ownership of and sole voting power and sole investment power with respect to the shares of the Company's Common Stock, except as set forth herein.

2     A total of 3,362,732 shares of Common Stock of the Company has been considered to be outstanding pursuant to SEC Rule 13d-3(d)(1) for purposes of Item 11 of Form 10-KSB. For each Beneficial Owner above, any options exercisable within 60 days have been included in the denominator.

3     The following stock options of Mr. Werner are included in the stock total: (1) granted 11/19/97, 12,000 shares, option price of $0.75 per share; (2) granted 9/1/98, 12,000 shares, option price of $0.68 per share, (3) granted 9/1/99, 10,000 shares, option price of $0.625 per share, (4) granted 9/30/00, 3,500 shares, option price of $0.97 per share, (5) granted 12/31/00, 1,000 shares, option price of $0.74 per share, (6) granted 3/31/01, 3,000 shares, option price of $1.03 per share and (7) granted 6/30/01, 4,500 shares, option price of $1.24 per share. Mr. Werner has a total of 46,000 shares that may be purchased through stock options. The total shown here includes these stock options.

4     The following stock options of Mr. Newmin are included in the stock total: (1) granted 11/19/97, 12,000 shares, option price of $0.75 per share and (2) granted 9/1/98, 1,645 shares, option price of $0.68 per share. Mr. Newmin has a total of 13,645 shares that may be purchased through stock options. The total shown here includes these stock options.

5     The following stock options of Mr. Vandeveer are included in the stock total: (1) granted 6/3/98, 60,000 shares, option price of $0.71 per share and (2) granted 6/19/01, 40,000 shares, option price of $1.25 per share. Mr. Vandeveer has a total of 100,000 shares that may be purchased through stock options. The total shown here includes these stock options.

6     The following stock options of Mr. Fink are included in the stock total: (1) granted 6/3/98, 50,000 shares, option price of $0.71 per share and (2) granted 6/19/01, 25,000 shares, option price of $1.25 per share. Mr. Fink has a total of 75,000 shares that may be purchased through stock options. The total shown here includes these stock options.

7     The following stock option of Mr. Regan is included in the stock total: (1) granted 5/1/01, 90,000 shares, option price of $1.00 per share. Mr. Regan has a total of 90,000 shares that may be purchased through stock options. The total shown here includes these stock options.

8     The following stock options of Mr. Maxwell are included in the stock total: (1) granted 9/1/99, 9,300 shares, option price of $0.625 per share, (2) granted 9/21/99, 25,000 shares, option price of $1.00 per share, (3) granted 9/30/00, 4,000 shares, option price of $0.88 per share, (4) granted 12/31/00, 1,000 shares, option price of $0.67 per share, (5) granted 3/31/01, 3,000 shares, option price of $0.94 per share and (6) granted 6/30/01, 4,500 shares, option price of $1.13 per share. Mr. Maxwell has a total of 46,800 shares that may be purchased through stock options. The total shown here includes these stock options.

9     The following stock options of Mr. Harasty are included in the stock total: (1) granted 9/1/99, 5,387 shares, option price of $0.625 per share, (2) granted 9/30/00, 3,000 shares, option price of $0.88 per share, (3) granted 12/31/00, 1,000 shares, option price of $0.67 per share, (4) granted 3/31/01, 3,000 shares, option price of $0.94 per share and (5) granted 6/30/01, 4,500 shares, option price of $1.13 per share. Mr. Harasty has a total of 16,887 shares that may be purchased through stock options. The total shown here includes these stock options.

10     The following stock option of Ms. Gagnon is included in the stock total: (1) granted 5/7/01, 40,000 shares, option price of $1.00 per share. Ms. Gagnon has a total of 40,000 shares that may be purchased through stock options. The total shown here includes these stock options.

11     Current officers and directors hold a total of 428,332 stock options. The total shown here includes these stock options.

    No director or officer of the Company is the beneficial owner of any shares of the Company's Preferred Stock, $0.50 par value, or Series B 9% Cumulative Convertible Callable Non-Voting Preference Stock, $1.00 par value.

EXECUTIVE OFFICERS

    The following table sets forth pertinent information concerning the persons who are the current executive officers (who are not directors) of the Company:

Name	Age	Capacity
Michael W. Fink	44	Sr. Vice President, Finance and Administration,
		Secretary
Linda E. Gagnon	55	Sr. Vice President, East Coast Operations
Kenneth D. Regan;	59	Sr. Vice President, San Diego Operations

    Michael W. Fink is Sr. Vice President, Finance and Administration at the Corporate offices and was elected Corporate Secretary on January 20, 1999. Mr. Fink joined the Company in July of 1995. He is responsible for the financial and administrative functions of the Company, including finance, accounting, SEC reporting, banking, human resources, contracts and other management areas. He held various executive positions at San Diego Aircraft Engineering, Inc. (SANDAIRE) before being hired by the Company. SANDAIRE is an engineering firm specializing in the aerospace and defense industries. Some of SANDAIRE's major customers have included the U.S. Navy, NASA, Lockheed, McDonnell Douglas, Tracor Aviation, Teledyne Ryan Aeronautical and Westinghouse. Mr. Fink received a Bachelor of Science degree in Business Administration (Accounting) from San Diego State University (SDSU). He has also attended Graduate School at SDSU where he studied mechanical engineering.

    Linda E. Gagnon is Sr. Vice President, East Coast Operations. Ms. Gagnon is a graduate of Boston's Chandler School for Women. Ms. Gagnon started her career with IZOD Ltd as Director of Customer Relations in New York. In 1976, she joined Consultants and Designers, Inc. For seventeen years Ms. Gagnon served with the company in various program and project management roles. In 1993, Ms. Gagnon joined Systems Integration and Research Inc. (SIR) as Division Director in Arlington, Virginia. Through gradual and steady promotions, Ms. Gagnon was made President of SIR in just five years. During her tenure, SIR grew from a $7 million in revenue company to $20 million. Ms. Gagnon's customer focus has been primarily in the area of program management, budget execution, and resource management supporting U.S. Government agencies.

    Kenneth D. Regan is Sr. Vice President, San Diego Operations. Mr. Regan joined the Company in May 2000. Prior to joining SYS, Mr. Regan was Corporate VP for Mergers and Acquisitions of Advanced Communication Systems, Inc., following two years as President of Advanced Communication Systems Services (ACSS) Division. As President of ACSS, he directed and organized the growth of ACSS from a 238 person, $37M annual revenue communications and IT services company to over 1,050 people with an annual revenue of $114M. Prior to becoming President, he served three months as ACS Corporate Vice President for International Development after retiring as a member of the Senior Executive Service (SES) from the Navy. During his 32 year career in the Navy RDT&E community, his roles ranged from hands-on engineering to managing a 600 person, $300M Navy R&D technical department. While President of ACS Services, Mr. Regan played a key role in ACS' largest single acquisition, and other strategic acquisitions, which lead to assuming Corporate M&A responsibilities. As VP for International Development, he successfully established multiple international business relationships. As a Department Head in Navy R&D community for seven years, he successfully directed and expanded a technically excellent, productive organization during a time of reduced budgets and directed mission purification and base closures. Mr. Regan received his Bachelors Degree in Electronic Engineering from Colorado State University in 1965.

SHAREHOLDER PROPOSALS

    Any proposal which a shareholder wishes to present at the next Annual Shareholders Meeting for Fiscal Year 2002 must be received at the Company's office at 9620 Chesapeake Drive, Suite 201, San Diego, California 92123, no later than July 1, 2002 in order to be included in the Company's proxy statement and proxy relating to that meeting.

ANNUAL REPORT

    THE COMPANY'S 2001 ANNUAL REPORT FOR SHAREHOLDERS IS BEING MAILED HEREWITH. Upon written request to Shareholder Relations Department at 9620 Chesapeake Drive, Suite 201, San Diego, CA 92123, and at no charge, a copy of the Company's annual report on Form 10-KSB, including the financial statements and the financial statement schedules, will be forwarded.

OTHER BUSINESS

    Management does not know of any other business to be presented at the meeting and does not intend to bring any other matters before the meeting. However, if any other matters properly come before the meeting, or any adjournments thereof, it is intended that the persons named in the accompanying proxy will vote therein according to their best judgment in the interest of the Company.

                                                                    By Order of the Board of Directors

                                                                    /s/ Michael W. Fink

San Diego, California                                    Michael W. Fink
November 27, 2001                                     Secretary

PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
JANUARY 16, 2002

    The undersigned hereby appoints Kameron W. Maxwell and Charles E. Vandeveer, or either of them, proxies of the undersigned, to vote and represent all shares of the Common Stock, without Par Value, registered in the name of the undersigned, at the 2001 Annual Meeting of Shareholders of SYS to be held at 1:00 P.M. on Wednesday, January 16, 2001 at the Four Points Sheraton Hotel, 8110 Aero Drive, San Diego, California.

    The shares represented by this proxy can be voted as marked by the SYS common shareholder of record on November 16, 2001, whose printed name and signature is placed on the opposite side. Please mark the appropriate box.

Item 1.     Election of Directors

[ ]    FOR all nominees listed below                         [ ]    WITHHOLD AUTHORITY to vote
        (except as marked to the contrary below).               for all nominees listed below.

Nominees:     John M. Burns                 Kameron W. Maxwell
                    Clifton L. Cooke, Jr.         W. Gerald Newmin
                    David A. Derby                 Charles E. Vandeveer
                    Zoltan A. Harasty              Charles H. Werner
                Lawrence L. Kavanau

To withhold authority for any individual nominee, write the nominee's name in the space provided:_______________________________________________________________________

Item 2.     Proposal to approve the appointment of J.H. Cohn LLP as the independent certified public accountants for the Corporation for its 2002 fiscal year.

                        [ ] FOR                     [ ] AGAINST                     [ ] ABSTAIN

Item 3.     Other Matters: In their discretion, on any other business which may properly come before the meeting.

(NOTE: Please see reverse of this page)

    IF CUMULATIVE VOTING FOR DIRECTORS IS REQUESTED, THE PROXY HOLDER WILL HAVE COMPLETE DISCRETION IN VOTING YOUR SHARES. IF NO INDICATION IS MADE ABOVE ON HOW YOU DESIRE YOUR SHARES TO BE VOTED, THE PROXY HOLDER WILL HAVE COMPLETE DISCRETION IN VOTING YOUR SHARES.

IN WITNESS WHEREOF,
the undersigned has signed this proxy on ________________________, _______
                                                              (month and day)                           (year)

The undersigned [ ] PLANS [ ] DOES NOT PLAN to attend the meeting. Shareholders who are present at the meeting may withdraw their proxy by contacting the Secretary in order to vote in person if they so desire.

____________________________________            ______________________________________
(Print Name)                                                                     (Signature)

____________________________________            ______________________________________
(Print Name)                                                                     (Signature)

NOTE: Please date the proxy and sign your name as it appears on the label. If shares are registered in the name of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys, and corporation officers should show their full titles.

PLEASE DATE, SIGN AND RETURN PROXY PROMPTLY
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